UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 15, 2016

Griffin-American Healthcare REIT III, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-55434	46-1749436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On December 19, 2016, the Company issued a letter to its stockholders announcing an amendment to its share repurchase plan, as discussed in greater detail in Item 8.01 of this Current Report below. A copy of the letter to stockholders, which is hereby incorporated into this filing in its entirety, is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, unless it is specifically incorporated by reference therein.

Item 8.01 Other Events.

Share Repurchase Plan

On December 15, 2016, Griffin-American Healthcare REIT III, Inc. (the “Company”) amended and restated its Amended and Restated Share Repurchase Plan (the “Second Amended and Restated Share Repurchase Plan”). The Second Amended and Restated Share Repurchase Plan, which will take effect with respect to share repurchase requests submitted during the fourth quarter 2016, amends the price at which shares of the Company’s common stock will be repurchased in connection with a stockholder’s death or qualifying disability. Upon effectiveness of the Second Amended and Restated Share Repurchase Plan, shares repurchased in connection with a stockholder’s death or qualifying disability will be repurchased at a price per share equal to 100% of the amount per share the stockholder paid for its shares of the Company’s common stock. Formerly, shares repurchased in connection with a stockholder’s death or qualifying disability were repurchased at 100% of the lesser of (i) the amount per share that a stockholder paid for its shares of the Company’s common stock or (ii) the most recent estimated value of one share of the Company’s common stock, as determined by the Company’s board of directors.

In all other material respects, the terms of the share repurchase plan remain unchanged by the Second Amended and Restated Share Repurchase Plan.

The foregoing description of the amendment to the Company’s share repurchase plan reflected in the Second Amended and Restated Share Repurchase Plan is qualified in its entirety by reference to the Second Amended and Restated Share Repurchase Plan attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Distributions

On December 15, 2016, our board of directors authorized a daily distribution to our stockholders of record as of the close of business on each day of the period commencing on January 1, 2017 and ending on March 31, 2017. The daily distributions will be calculated based on 365 days in the calendar year and will be equal to $0.001643836 per share of our common stock, which is equal to an annualized distribution of $0.60 per share. These distributions will be aggregated and paid in cash or shares of our common stock pursuant to our distribution reinvestment plan monthly in arrears. The distributions declared for each record date in the January 2017, February 2017 and March 2017 periods will be paid in February 2017, March 2017 and April 2017, respectively, only from legally available funds.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Second Amended and Restated Share Repurchase Plan
99.1	Griffin-American Healthcare REIT III, Inc. Letter to Stockholders dated December 19, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-American Healthcare REIT III, Inc.

December 19, 2016	By: /s/ Jeffrey T. Hanson
Name: Jeffrey T. Hanson
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Second Amended and Restated Share Repurchase Plan
99.1	Griffin-American Healthcare REIT III, Inc. Letter to Stockholders dated December 19, 2016